Exhibit 10.8

ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT

THIS ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT (“Assignment”) is made as of July 27, 2012, which date shall be the effective date of this Assignment, by and between FSP 50 SOUTH TENTH STREET CORP., a Delaware corporation (“Borrower”), BANK OF AMERICA, N.A., a national banking association, as administrative agent for itself and other lenders who become parties to the Loan Agreement (including its successors, transferees and assigns, “Lender”), and RYAN COMPANIES US, INC., a Minnesota corporation (“Agent”).

RECITALS:

A.     This Assignment is being executed in connection with the Lender making a mortgage loan to the Borrower in the original principal amount of $106,200,000.00 (the “Loan”) secured primarily by the real and personal property and improvements located approximately at 50 South Tenth Street, Minneapolis, Minnesota (the “Property”).

B.     The Loan is evidenced by one or more Promissory Notes (together with all amendments or modifications thereto or restatements thereof, the “Note”), dated the date of this Assignment, made by the Borrower, and a certain Loan Agreement (together with all amendments or modifications thereto or restatements thereof, the “Loan Agreement”), and is secured by, among other things, a certain mortgage, assignment of leases and rents, security agreement and fixture filing (together with all amendments or modifications thereto or restatements thereof, the “Security Instrument”), dated the date of this Assignment, granting a first lien on the Property (this Assignment, the Note, the Security Instrument, the Loan Agreement and all other documents executed in connection with the Loan are collectively referred to as the “Loan Documents”).

C.     Pursuant to a certain management agreement between the Borrower and the Agent (including any amendments or modifications thereto or restatements thereof, the “Management Agreement”), a true and correct copy of which is attached hereto as Exhibit A, the Borrower employed the Agent exclusively to operate and/or manage the Property.

D.     The Lender requires as a condition to the making of the Loan that the Borrower assign the Management Agreement as set forth below.

NOW, THEREFORE, in consideration of the above and the mutual promises contained in this Assignment, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.     Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Loan Agreement.

2.     Assignment of Management Agreement. The Borrower hereby absolutely and unconditionally transfers, sets over and assigns to the Lender all of the Borrower’s rights, title, interests and benefits in and to the Management Agreement. This is an absolute assignment, not an assignment for security only; provided, however, until the occurrence of an Event of Default (as defined in the Loan Agreement), the Borrower shall have a license to retain all rights, title, interests and benefits under the Management Agreement, and provided further that said assignment shall not be construed to impose any liability or obligation on the Lender. Upon the occurrence of any such Event of Default, such license shall be deemed immediately revoked.

3.     Termination; Security. The obligations of the Borrower hereunder shall be secured hereby and by the Security Instrument and any other collateral securing the Loan. At such time as the Loan is paid in full and the Security Instrument is released of record, this Assignment and all of the Lender’s right, title and interest hereunder with respect to the Management Agreement shall terminate.

4.     Borrower’s Covenants. The Borrower hereby covenants with the Lender that during the term of this Assignment (a) the Borrower shall not transfer the responsibility for the management of the Property from the Agent to any other Person without the prior written consent of the Lender, which consent shall not be unreasonably withheld, conditioned or delayed; (b) the Borrower shall not terminate or amend any of the material terms or provisions of the Management Agreement without the prior written consent of the Lender, which consent shall not be unreasonably withheld, conditioned or delayed; and (c) the Borrower shall, in the manner provided for in this Assignment, give notice to the Lender of any notice or information that the Borrower receives which indicates that the Agent is terminating the Management Agreement or that the Agent is otherwise discontinuing its management of the Property. Notwithstanding the provisions of this Section 4, Borrower may, without obtaining Lender’s prior consent, terminate the Management Agreement in accordance with the terms of the Management Agreement, (A) in the event such termination is a result of (i) Agent’s negligence in the management, operation, maintenance or servicing of the Property or other default by Agent in the performance of its obligations under the Management Agreement and Agent shall have failed to cure such breach to the satisfaction of Borrower after thirty (30) days prior written notice; (ii) Agent having caused or allowed to exist a breach of any Basic Document (as defined in the Management Agreement) and, only to the extent that such breach is curable, shall have failed to cure such breach to the satisfaction of Borrower by the earlier of any required date or after thirty (30) days prior written notice from Borrower; (iii) a receiver, liquidator or trustee of Agent having been appointed by court order or a petition to liquidate or reorganize Agent under any bankruptcy, reorganization or insolvency law, and such order or petition is not vacated or dismissed within sixty (60) days or Agent shall have filed a petition in bankruptcy, for reorganization or under any insolvency laws, or if Agent shall have made an assignment for the benefit of its creditors, or if Agent is adjudicated a bankrupt; (iv) the present management of Agent having materially changed by reason of the acquisition or merger of Agent by or with any other entity; or (v) damage or destruction to the Property and Borrower decides not to rebuild or restore the Property or there is a taking by condemnation, or similar proceeding, of a substantial portion of the Property, and (B) provided that, within 30 days of such termination, Borrower enters into a replacement management agreement on then market terms and conditions, and otherwise reasonably acceptable to Lender with a replacement manager reasonably acceptable to Lender.

5.     Agreement by Borrower and Agent. The Borrower and the Agent hereby agree that upon the occurrence and during the continuance of any Event of Default, at the option of the Lender exercised by written notice to the Borrower and the Agent all rents, security deposits, issues, revenues, income, proceeds and profits of the Property collected by the Agent, after payment of all costs and expenses of operating the Property (including, without limitation, operating expenses, real estate taxes, insurance premiums, repairs and maintenance and the fees and commissions payable under the Management Agreement), shall be applied in accordance with the Lender’s written directions to the Agent.

6.     Lender’s Right to Replace Agent. Borrower, upon the request of Lender, shall, no later than thirty (30) days from the date of Lender’s request, terminate the Management Agreement and replace the Agent, without penalty or fee, if at any time during the Loan: (i) Agent shall become insolvent or a debtor in a bankruptcy proceeding; (ii) there exists a default, beyond any applicable notice and grace periods, by Agent under the Management Agreement; or (iii) following Event of Default under the Loan Agreement with respect to which Lender has elected to accelerate the Loan, Lender determines that a Manager Termination Event (defined below) exists. Borrower, upon the request of Lender, shall, no later than ten (10) days from the date of Lender’s request, terminate the Management Agreement and replace the Agent, without penalty or fee, if Manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. At such time as the Agent may be removed, a replacement manager selected by Borrower and approved by Lender shall assume management of the Property on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates. “Manager Termination Event” shall mean a determination by Lender, made in the exercise of Lender’s reasonable good faith discretion, that replacing Agent with a replacement manager is likely to result in a positive affect on the value of the Property. If Lender fails to determine that a Manager Termination Event exists, then Lender (together with any successor or any purchaser at foreclosure) shall be deemed to waive any right to terminate the Management Agreement as a result of an Event of Default under the Loan Agreement.

In addition to the foregoing, in the event that Lender, in Lender’s reasonable discretion, at any time prior to the termination of this Assignment, determines that the Property is not being managed in accordance with generally accepted management practices for projects similarly situated, Lender may deliver written notice thereof to Borrower and Agent, which notice shall specify with particularity the grounds for Lender’s determination. If Lender reasonably determines that the conditions specified in Lender’s notice are not remedied to Lender’s reasonable satisfaction by Borrower or Agent within thirty (30) days from the date of such notice or that Borrower or Agent have failed to diligently undertake correcting such conditions within such thirty (30) day period, Lender may direct Borrower to terminate the Management Agreement and to replace Agent with a manager approved by Lender on terms and conditions reasonably satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

7.     Subordination of Management Agreement and Management Fees. The Borrower and the Agent hereby agree that at all times prior to the termination of this Assignment, the Management Agreement shall be subordinate, inferior and subject to the Security Instrument and the other Loan Documents. The Borrower and the Agent further agree that the Agent shall not be entitled to receive any fee, commission or other amount payable to the Agent under the Management Agreement (including, without limitation, incentive management fees, if any) for and during any period of time that any amount due and owing the Lender under the Note and the other Loan Documents is not paid when due; provided, however, that (i) the Agent shall not be obligated to return or refund to the Lender any fee, commission or other amount already received by the Agent, and to which the Agent was entitled under this Assignment and (ii) so long as Agent is not in default under the Management Agreement and so long as the Management Agreement has not been terminated, Borrower shall be required to make and Agent shall be entitled to receive the payments (including payments to employees of Agent) regularly becoming due under the Management Agreement. Any incentives or other scheduled compensation beyond the base management fee set forth in the Management Agreement will be deferred and will be paid annually in arrears, provided that all debts and other obligations or expenses have been paid in full for the prior year and there has been no material adverse change in the Property since the time of the last annual payment.

8.     Consent and Agreement by Agent. The Agent hereby acknowledges and consents to this Assignment and agrees that the Agent will act in conformity with the provisions of this Assignment and the Lender’s rights hereunder or otherwise related to the Management Agreement. In the event that the responsibility for the management of the Property is transferred from the Agent in accordance with the provisions hereof, the Agent shall fully cooperate in transferring its responsibility to a Person reasonably acceptable to the Lender and agrees to effectuate such transfer no later than thirty (30) days after notice from the Lender requiring such transfer. Further, the Agent hereby agrees (a) not to contest or impede the exercise by the Lender of any right it has under or in connection with this Assignment or any of the other Loan Documents; and (b) that it shall, in the manner provided for in this Assignment, give to the Lender at least thirty (30) days written notice of and opportunity to cure any default by the Borrower under the Management Agreement (provided that the Lender shall have no obligation to effect any such cure) prior to any termination of the Management Agreement or discontinuance of its management of the Property.

9.     Lender’s Agreement. So long as there exists no Event of Default, the Lender agrees to permit any sums due to the Borrower under the Management Agreement to be paid directly to the Borrower.

10.     Notice. All notices given hereunder shall be in writing to the other party at the address, and in the manner set forth in the Loan Agreement, and in the case of the Agent to the address below:

To Agent:

Ryan Companies US, Inc.

50 South Tenth Street, Suite 300

Minneapolis, Minnesota 55403

Attn: Lisa Adair

Telephone: (612) 492-4201

Telecopy: (612) 492-3201

11.     Binding Nature of Assignment. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

12.     Counterparts. This Assignment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

13.     Governing Law: Recourse. This Assignment shall be governed by the laws of the jurisdiction in which the Property is located, and applicable federal law. This Agreement is being executed in connection with the making of the Loan pursuant to the terms of the Note. The Borrower’s liability hereunder shall be limited to the same extent provided in the Note.

14.     Attorneys’ Fees. In the event of any litigation or other legal proceeding arising between the parties to this Assignment, whether relating to the enforcement of a party’s rights under this Assignment or otherwise, the prevailing party shall be entitled to receive its reasonable attorneys’ fees and costs of suit from the non-prevailing party in such amount as the court shall determine.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the day and year first written above.

FSP 50 SOUTH TENTH STREET CORP.,

a Delaware corporation

By: /s/ George J. Carter_________

Name: George J. Carter

Title: President

BANK OF AMERICA, N.A., a national banking association

By: /s/ Israel Lopez_____________

Name: Israel Lopez

Title: Senior Vice President

AGENT:

RYAN COMPANIES US, INC.

By: /s/ Michael R. McElroy_______

Name: Michael R. McElroy

Title: EVP

EXHIBIT A

COPY OF MANAGEMENT AGREEMENT

(attached hereto)

MANAGEMENT AGREEMENT

Between

FSP 50 South Tenth Street Corp.

and

Ryan Companies US, Inc.

for

The Retek Building

50 South Tenth Street

Minneapolis, MN 55403-2012

November 7, 2006

MANAGEMENT AGREEMENT

TABLE OF CONTENTS

Page No.

SECTION 1. APPOINTMENT OF MANAGER 1

SECTION 2. MANAGEMENT SERVICES........2
2.1. Initial Document Requirements........2
2.2. Project Orientation........2
2.3. Manual........3
2.4. Management of the Project........3
2.5. Use and Maintenance of the Project........3
2.6. Specific Duties of Manager........3

SECTION 3. CONTRACTUAL AUTHORITY AND SELF-DEALING........9
3.1. Approval of Contracts........9
3.2. Self-Dealing........9

SECTION 4. COMPENSATION FOR PROJECT SERVICES........9

SECTION 5. LEASING SERVICES OF THE MANAGER........10
5.1. Lease Negotiation........10
5.2. Leasing Commissions........10
5.3. Use of Legal Assistance........10

SECTION 6. ACCOUNTING, RECORDS, REPORTS........10
6.1. Record........10
6.2. Monthly Reports and Performance........11
6.3. Marketing Reports........12
6.4. Annual Budget........12
6.5. Tenant Reconciliations........10
6.6 Additional Information........11
6.7. Audit........11

SECTION 7. EXPENSES........11
7.1. Expenses of the Owner........13
7.2. Non-Reimbursable Expenses........13
7.3. Expenditure Authorization and Reimbursement........13

SECTION 8. INDEMNIFICATION........14
8.1. Indemnification by Manager in favor of Owner........14
8.2. Indemnification by Owner in Favor of Manager........15
8.3. Waiver of Subrogation........13
8.4. Survival........15

SECTION 9. TERMS AND TERMINATION........15
9.1. Terms........15
9.2. Termination by Either Party Without Cause........15
9.3. Termination for Cause........15

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9.4.	Manager's Obligations After Termination	16
SECTION 10.	NO AGENCY	17
SECTION 11.	ASSIGNMENT	17
SECTION 12.	NO WAIVER	16
SECTION 13.	NOTICES	19
SECTION 14.	CAPTIONS	20
SECTION 15.	APPLICABLE LAW	17
SECTION 16.	INVALIDITY	17
SECTION 17.	LIMITATION ON OWNER'S LIABILITY	20
SECTION 18.	OWNER'S REPRESENTATIVES; CONSENTS AND APPROVALS	20
SECTION 19.	ENTIRE AGREEMENT	18

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MANAGEMENT AGREEMENT

THIS AGREEMENT is made as of the day of November, 2006 by and between FSP 50 South Tenth Street Corp. (the "Owner"), whose principal office and place of business is 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, and Ryan Companies US, Inc. (the "Manager"), whose principal office and place of business is 50 South Tenth Street, Suite 300, Minneapolis, Minnesota 55403-2012

WITNESSETH:

WHEREAS, the Owner is the owner of a commercial property development located at 50 South Tenth Street,_Minneapolis, Minnesota 55403-2012 (the "Project or the "Property"); and

WHEREAS, the Owner desires to engage Manager as Owner's manager of the Project with responsibilities for managing, operating, maintaining, servicing, and to the extent applicable as set forth herein, leasing the Project and for the performance on behalf of the Owner of all obligations of the Owner relating thereto; and

WHEREAS, the Manager is willing to perform such services with regard to the management, operation, maintenance, marketing, servicing and, to the extent applicable, leasing of the Project (the "Project Services");

NOW THEREFORE, in consideration of the foregoing and of the full and faithful performance by the Manager of all the terms, conditions and obligations imposed upon the Manager hereunder, the Owner and the Manager hereby agree as follows:

SECTION 1.

APPOINTMENT OF MANAGER

Owner appoints Manager, and Manager accepts appointment, as Owner's manager of the Project on the terms and conditions hereof. Manager shall be deemed to be an independent contractor. Nothing contained in this Agreement shall be regarded as creating any relationship; employer- employee, joint venture, partner, shareholder, or the like between Owner and Manager other than as set forth in this Agreement. Each party represents and warrants to the other that it has full right, power and authority (including any required licenses) to enter into and carry out this Agreement. Manager by its execution hereof does hereby accept such appointment as of the date first set forth above. Owner acknowledges and agrees that the Project is only a portion of the "Project," as such term is defined in that certain Reciprocal Easement and Operation Agreement, dated September 27, 2000, and filed as Document No. 3324805 in the Office of the Hennepin County Registrar of Titles, as amended (the "REOA"). Manager's duties under this Agreement do not include any of the duties of the "Operator" (as such term is defined in the REOA) under the REOA. Notwithstanding the foregoing, to the extent the Operator under the REOA is not obligated, or otherwise fails, to perform any of the services set forth in this Agreement with respect to the "Skyway Bridges" (as such term is defined in the REOA) that

Owner is obligated to operate and maintain pursuant to any of the skyway agreements that are a part of the Basic Documents, Manager shall perform such services pursuant to the terms of this Agreement and, in such event, such Skyway Bridges shall be deemed a portion of the Project, as defined in the first "Whereas" paragraph above, and managed, operated, maintained and serviced, as applicable, as any other portion of the Project in accordance with the terms of this Agreement.

SECTION 2.

MANAGEMENT SERVICES

2.1. Initial Document Requirements.

(a) To the extent not already in Manager's possession, the Owner will provide the Manager with:

(i) copies of (A) all occupancy leases for the Project ; (B) all easements, declarations and other agreements affecting the Project; and (C) all governmental licenses or permits for the Project (collectively, the "Basic Documents");

(ii) all necessary records relating to the operation of the Project and the personal property on the Project belonging to the Owner; and

(iii) all service contracts relating to the maintenance and operation of the Project.

(b) Manager. The Manager, within thirty (30) days after receipt of the documents listed in paragraph (a) above, shall prepare and submit to the Owner a complete list of:

(i) Basic Documents;

(ii) books and records of the Owner held by the Manager;

(iii) personal property; and

(iv) service contracts.

(c) Subsequent Financing. In the event that at any time, the Owner encumbers the Project with a loan or loans, Owner will provide Manager with copies of the documents evidencing and securing such loan or loans and such documents shall be included as Basic Documents.

The Manager shall be responsible for the due and proper maintenance of all items listed in paragraphs (a) and (b).

2.2. Project Orientation. The Manager acknowledges that it will, within said thirty (30) days, become fully familiar with all matters relating to the operation of the Project,

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including the plans, layout, construction, location, character and operation of lighting, heating, plumbing and ventilation systems and all other mechanical equipment, and the terms and conditions of all licenses, permits, and agreements governing the ownership and operation of the Property and the Project.

2.3. Manual. The Manager shall, upon execution of this Agreement, provide the Owner with a copy of any and all of the Manager's existing standard operating procedures manuals, if any, covering its operational and fiscal procedures employed in managing the Project.

2.4. Management of the Project. The Manager shall devote its best efforts consonant with first-class professional management to serving the Owner as manager of the Project, and shall perform its duties hereunder in a diligent, careful and vigilant manner to provide the Project Services in a first-class manner and to preserve and protect the interests of the Owner in the Property and the Project.

The Manager shall make available to the Owner the full benefit of the judgment, experience and advice of the members of the Manager's organization and staff and will perform the Project Services to the extent they may be reasonably requested by the Owner. The Manager shall act in a fiduciary capacity for the proper protection of and accounting for the Owner's assets.

2.5. Use and Maintenance of the Project. The Manager agrees not to permit or knowingly use the Project for any purpose which might void any policy of insurance held by the Owner or which might render any loss insured thereunder uncollectable, or which would be in violation of any governmental restriction, any lender restriction, any deed, covenant, easement or requirement of any indenture or other agreement governing the operation of the Project to the extent the Manager is made aware of such restriction, easement or agreement.

It shall be the duty of the Manager at all times during the term of this Agreement to operate and maintain the Project according to the highest standards achievable and consistent with the expressed plan of the Owner.

The Manager shall use its best efforts to secure full compliance by the tenants with the terms and conditions of their respective leases. The Manager shall be expected to perform such other acts and deeds as are reasonable, necessary and proper in the discharge of its duties under this Agreement.

2.6. Specific Duties of Manager. Without limiting the duties and obligations of the Manager under any other provisions of this Agreement, the Manager shall have the following duties and perform the following services.

(a) Moneys Collected. Collect all rent and other payments due from tenants in the Project and any sums otherwise due the Owner with respect to the Project in the ordinary course of business. The Owner authorizes the Manager to request, demand, collect, receive and receipt for all such rent and other charges in accordance with the specific provisions of the leases and other agreements between the Owner and tenants.

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All moneys collected by the Manager shall be immediately deposited in the separate bank account established by the Manager for such designated purpose;

(b) Bank Accounts Maintained by Manager. All bank accounts maintained for the Project will be opened in the Owner's name. The Owner shall first approve (i) any signatories of the Manager, and (ii) the banks selected for all accounts. The Owner's officers will be designated as signatories on all such accounts.

Funds in such account or accounts shall not be commingled with any other funds of the Manager and will be disbursed in accordance with the specific instructions of the Owner.

(c) Compliance with Basic Documents. The Manager, as the representative of the Owner, shall duly and punctually perform and comply with, or cause to be performed and complied with, all of the obligations, terms and conditions required to be performed or complied with by the Owner or any occupant of the Property under the Basic Documents, including without limitation compliance with reporting, observance of negative covenants, conditions of occupancy and other requirements. The Manager shall not be required to calculate amounts payable to any lender under any mortgage loan or to any investors under any organizational documents of the Owner, but at the Owner's written direction shall pay such amounts out of bank accounts maintained for the Project provided such accounts contain sufficient amounts for such payments. The Manager shall notify the Owner immediately if such accounts contain insufficient funds for any such directed payments.

(d) Taxes. Duly and punctually pay on behalf of the Owner, if the Owner so directs and to the extent the Owner's funds are available for payment, all real estate, personal property and other taxes and assessments due on the Project or any part thereof, prior to the time that any penalties or interest would accrue upon any such taxes or assessments (except such interest as may accrue on an assessment payable on an installment basis which the Owner has elected to pay on an installment basis) and provide copies of receipted bills to Owner.

The Manager shall immediately upon receipt forward to the Owner copies of all tax bills and notices of any change in the amount of real or personal property assessments or taxes relating to the Project, and shall recommend, from time to time, the advisability of contesting either the validity or the amount thereof. The Manager shall assist the Owner or its agent in compiling all necessary information in connection with any contest or appeal of any assessments.

(e) Repairs and Maintenance. To the extent Owner provides funds therefore, make all repairs and perform all maintenance on the building, fixtures, equipment, personal property and grounds of the Project as required to be made by the Owner under the Basic Documents and in accordance with standards acceptable to the Owner. The Manager shall conduct a comprehensive physical inspection of the property (as necessary and a minimum of once a year) and prepare and implement an on-going preventive maintenance program.

(f) Equipment, Supplies and Services. In its capacity as Owner's representative and subject to the terms and conditions of this Agreement, Manager shall select, supervise and engage in Owner's name and at Owner's expense, all independent contractors,

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suppliers and vendors for the operation, repair, maintenance and servicing of the Project including without limitation, those necessary for the supplying of electricity, gas, steam, water, telephone, cleaning, fuel, oil, elevator and HVAC maintenance, vermin extermination, trash removal, security, landscaping and snow removal and other services. In addition, in its capacity as Owners representative and subject to the terms and conditions of this Agreement Manager shall be responsible for the acquisition of equipment and supplies as necessary for the management, operation, maintenance and servicing of the Project required by the Owner under the Basic Documents or as instructed by the Owner.

(g) Insurance Coverage.

(i) Project Insurance. Manager shall use commercially reasonable efforts to assist Owner in confirming that all insurance policies, which are provided or required pursuant to the Basic Documents with respect to the Project, are issued and maintained in place at all times during the Owner's ownership of the Project (or, if shorter, the term of this Agreement). Moreover, notwithstanding the foregoing, Manager shall use commercially reasonable efforts to assist Owner in confirming that such policies shall, at minimum, (i) include 100% replacement value casualty and property damage insurance naming Owner as insured and covering all building and other improvements included within the Project, (ii) include commercial general liability insurance naming Owner, Manager and Owner's lender and mortgagee if applicable (the "Mortgagee") as insureds as their interests may appear and in such amounts as are determined by Owner and any such Mortgagee, and (iii) satisfy all reasonable requirements of the Mortgagee with respect to insurance on the Project. Manager shall use commercially reasonable efforts to assist Owner in obtaining, from the party or parties responsible for carrying insurance under the Basic Documents, certificates of all such insurance, as well as copies of full policies if requested by Owner and reasonably obtainable by Manager, and deliver copies thereof to the Owner within 10 days after Manager obtains such items. In addition, Manager shall, upon request by Owner, periodically consult with Owner regarding insurance, including, if reasonably feasible, prior to any new policies or changes in policies taking effect, and communicate with the party or parties responsible for carrying insurance under the Basic Documents Owner's requests with respect to such insurance as applicable to the Project.

Owner may elect to obtain, or cause to be obtained, insurance on the Properties in addition to that provided pursuant to the preceding paragraph, which is necessary or advisable, in the opinion of Owner after consultation with Manager, to protect the interests of Owner and Manager from liability for injury to persons or damage to property. Such insurance coverage may include: property coverage on the buildings and tenant improvements subject to the perils of "all risk," at replacement cost; Boiler and Machinery coverage; and Commercial General Liability coverage insurance. The insurer, coverages and limits of liability of any such insurance shall be determined by Owner after consultation with Manager and shall be commercially reasonable under the circumstances. Any such insurance policies shall name Owner as insured and Manager as additional insured parties and, when appropriate, include a "waiver of subrogation" as to claims against Manager and its agents and suppliers with respect to any covered loss arising out of the performance of the services under this Agreement to the extent of

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any insurance proceeds paid under such policies. Owner shall deliver evidence of any such insurance, in the form of Certificates of Insurance, to Manager.

Manager may not settle claims under a given policy without the prior consent of the other insured parties thereunder. If instructed by the Owner, the Manager shall duly and punctually pay on behalf of the Owner all premiums with respect thereto, prior to the time the policy would lapse due to nonpayment.

The Manager shall promptly investigate and make a full and timely written report to each applicable insurance company, with a copy to the Owner, of all accidents, claims or damage relating to the ownership, operation and maintenance of the Project, any damage or destruction to the Project and the estimated cost of repair thereof, and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be filed timely with the insurance company as required under the terms of the insurance policy involved.

The Manager shall have no right to settle, compromise or otherwise dispose of any claims, demands or liabilities, whether or not covered by insurance, without the prior written consent of the Owner.

(ii) Tenant Insurance. Manager and Owner agree that leases will require tenants to name Owner, Owner's asset manager, and Manager as Additional Insureds under insurance coverages procured by tenants. If the tenants' leases require that they maintain any insurance coverage, the Manager shall obtain insurance certificates annually from each tenant, review the certificates for compliance with the lease terms, and furnish copies to the Owner.

(iii) Manager's Insurance. Manager shall maintain the following insurance coverage per individual property:

Workers Compensation:

Coverage A:	minimum limits required by statute (with proof of compliance acceptable to the Owner)
Coverage B:	$100,000 Bodily Injury by Accident (Each Accident)
	$500,000 Bodily Injury by Disease (Policy Limit)
	$100,000 Bodily Injury by Disease (Each Employee)
	Comprehensive General Liability Insurance: $3,000,000
	Automobile, Single Limit Bodily Injury and Property Damage: $3,000,000
	Uninsured Motorists: As required by Statute

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Crime Insurance: Greater than two (2) months' gross income

Manager shall furnish the Owner, not later than thirty (30) days after the date of this Agreement, with copies of policies, certificates of insurance, or other proof evidencing its insurance coverage as required, together with all exclusions and endorsements, including an endorsement that the Owner will be given at least thirty (30) days' prior written notice of cancellation or any material change in coverage. All such policies, except for workers' compensation for Manager's employees directly involved with the operation of the Property (as listed in Schedule 1) shall be at Manager's sole cost and shall name the Owner as an additional insured. In cases where the Owner and Manager maintain insurance policies that duplicate coverage, then the Owner's policies shall provide primary coverage.

(iv) Contractor's and Subcontractor's Insurance. Manager shall require that each contractor and subcontractor hired to perform work at the Property maintain insurance against risk of physical damage to personal property belonging to it in amounts sufficient to replace such personal property in the event of loss, and insurance coverage at such contractor's and subcontractor's expense, in the following minimum amounts:

Workers' compensation	As required by law
Employer's liability	$500,000
Comprehensive general liability	$3,000,000
Comprehensive auto liability	$3,000,000

These coverages shall be primary and will respond to any allegation, claim, loss, damage, demand or judgment, or other causes of action arising out of work done at the Property by the contractor or subcontractor on behalf of the Owner and Manager. The Owner and Manager shall be named as additional insureds on such policies. The policies shall be written on "an occurrence" basis. The Owner may require additional coverage if the work to be performed is, in the Owner's judgment, sufficiently hazardous. Manager shall obtain not later than thirty (30) days after the date of hiring of each contractor or subcontractor performing work at the Property and keep on file certificates of insurance evidencing compliance with these requirements. The certificates of insurance shall provide at least thirty (30) days' prior written notice of cancellation in coverage to Manager and the Owner. All such policies shall be issued by insurers with the Best rating of A- or higher.

(h) Personnel. Employ such personnel as employees of the Manager or its affiliates, and not of the Owner as may be necessary or desirable in order for the Manager to perform its obligations hereunder. Such employment shall be at the expense of the Manager, subject to the terms and conditions of Section 4 and 7.1, below. Owner agrees that, during the term of this Agreement and for a period of twelve (12) months following its expiration or termination, it will not employ, nor offer to employ, directly or indirectly through its agent or successor managing agent, employees of Manager without the prior written consent of Manager, which consent may be withheld in Manager's sole and absolute discretion. Notwithstanding the above, in the event the Lead Engineer of the Project approaches Owner or Owner's agent, upon termination of the Agreement, Owner may offer to employ Lead Engineer by delivering thirty (30) days prior written notice to Manager.

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(i) Internal Control. Maintain adequate systems and procedures governed by written policies and procedures covering all aspects of its operational and accounting processes sufficient to ensure that the Project assets are safeguarded in all material respects.

(j) Other Services. Perform all other services which are normally performed in connection with the operation of similar first-class operations and specifically, without limiting the generality of the foregoing, to perform all services normally provided in said locality to tenants of like premises, without additional charge.

(k) Compliance With Laws. Manager, at its own expense, will obtain any license required to be held by Manager to perform its services hereunder. Manager shall deliver immediately to Owner all written notices pertaining to the Project received by Manager from federal, state and local governmental authorities with jurisdiction over the Properties (**"Authorities"**). At the expense of Owner, Manager shall use commercially reasonable efforts to comply with, and cause the Project to be kept in compliance with, any and all orders, permits or other requirements affecting the Project by a federal, state, county or municipal authority having jurisdiction thereover, and orders of the Board of Fire Underwriters or other similar bodies. The Manager shall comply with all laws relating to the employment by the Manager of its employees. Owner acknowledges that Manager is not an expert with respect to (i) the detection or handling of substances or materials defined in or governed by environmental laws and regulations as dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances (**"Hazardous Materials"**); or (ii) requirements under the laws and regulations relating to accessibility of facilities for disabled, handicapped and/or physically challenged persons including the Americans With Disabilities Act of 1991, as amended (**"Accessibility Regulations"**). Owner shall retain such consultants and legal experts as are necessary to determine the nature and extent of Hazardous Materials on the Properties as well as the steps to handle, control or remove them and Owner agrees to defend, indemnify and hold Manager harmless from and against Damages (as said term is defined in Subsection 4(a) below) arising out of Hazardous Materials on the Project. Owner also shall retain such consultants and legal experts as are necessary to determine changes in the Properties, if any, required now or in the future by Accessibility Regulations.

(k) Notices. Promptly deliver to the Owner:

(i) copies of all notices from any tenant, association, mortgagee, ground landlord, or other party relating or pertaining to any mortgage or any of the Basic Documents; and;

(ii) copies of all notices from any governmental or official entity.

(l) Cooperation. Give the Owner all pertinent information and reasonable assistance in the defense of any claims, demands, suits or other legal proceedings that are made or instituted by any third party against the Owner which arise out of any matters relating to the Project, this Agreement, or the Manager's performance hereunder. The Manager shall take no defensive action relative thereto (except under emergency conditions) without obtaining prior approval of the Owner.

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SECTION 3.

CONTRACTUAL AUTHORITY AND SELF-DEALING

3.1. Approval of Contracts. The Manager shall not hold itself out as having the authority to approve or execute any contract or agreement without the prior approval of the Owner except as provided below. Furthermore, the Manager shall not execute or otherwise enter into or bind the Owner for any contract or agreement for equipment, supplies, services, or any other item without:

(a) obtaining three competitive written bids;

(b) furnishing copies of same to the Owner; and

(c) receiving the prior written consent of the Owner;

provided, however, that without such bidding and consent, the Manager may enter into contracts and agreements on behalf of the Owner in the ordinary course of the management, operation, maintenance and servicing of the Project if such contracts and agreements do not involve in the aggregate an expenditure or obligation, whether payable in installments or in a lump sum, on the part of the Owner in excess of Five Thousand Dollars ($5,000) annually or if the expenditure is approved as part of the Budget approval process, subject to the provisions of the following paragraph and Section 3.2. Owner hereby appoints Manager as attorney in fact with a limited power of attorney to enter into contracts on behalf of Owner, to the extent permitted by this paragraph.

Except as provided in the preceding paragraph, all contracts shall be prepared by the Manager for execution by the Owner. All contracts shall contain a provision permitting the Owner to terminate with not more than thirty (30) days advance written notice, and to terminate or assign in the event the Owner sells or transfers the Project.

3.2. Self-Dealing. The Manager agrees to use its best efforts to secure for the Owner the most favorable terms for all materials and services obtained and leases or other agreements signed for the Project, after all factors have been considered.

The Manager shall not deal or contract with any organization in which it, or any principal, officer, or employee of the Manager, has an interest, either directly or indirectly, without first disclosing to the Owner in writing the nature of such interest before the dealing or contract is entered into and obtaining the consent of the Owner thereto.

SECTION 4.

COMPENSATION FOR PROJECT SERVICES

The Owner shall pay the Manager compensation for the Project Services rendered hereunder an amount (the "Management Fee") as specified in Exhibit A. The Management Fee is intended to be the only compensation for the Project Services Aside from such Management Fee, the Manager shall have no further claims for reimbursement for:

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(a) general overhead expenses;

(b) wages, salaries, travel and/or other compensation of supervisory and/or central office personnel; and

(c) any expenses incurred by the Manager which are not specifically stated to be reimbursable hereunder.

It is agreed on and understood that the Manager shall perform no services hereunder, other than the Project Services, without the prior written consent and agreement of the Owner to pay for such additional services; otherwise such additional services shall be non-compensable.

SECTION 5.

LEASING SERVICES OF THE MANAGER

5.1. Lease Negotiation. [Intentionally Omitted]

5.2. Leasing Commissions. [Intentionally Omitted]

5.3. Use of Legal Assistance. The Manager may not terminate any lease, lock out a tenant, or engage counsel or institute suit for rent or for use and occupancy or any proceedings for recovery of possession, without the prior approval of the Owner.

The Manager may, for matters other than rent collection, engage legal assistance and institute, prosecute and defend litigation related to the Project, provided however, that the Manager shall institute, prosecute and defend major litigation only with the prior written consent of the Owner and as the Owner shall direct.

The Owner shall have the right to approve counsel suggested by the Manager or, if disapproved, the Owner may appoint its own counsel.

"Major litigation" is defined here as actual or threatened claims, demands, suits or other litigation involving potential recovery by, or uninsured exposure of, the Owner in amounts in excess of Five Thousand Dollars ($5,000) per claim or in the aggregate at any time either by or against the Owner, as such amounts may be adjusted from time to time by the Owner.

SECTION 6.

ACCOUNTING, RECORDS, REPORTS

6.1. Records. The Manager shall maintain a comprehensive system of records, books and accounts using the form of chart of accounts attached hereto as Exhibit C and otherwise in form satisfactory to the Owner and which shall belong to the Owner. The Owner and others designated by the Owner shall have access at all reasonable times to such records, accounts and books, and to all vouchers, files and all other material pertaining to the Project and this Agreement, all of which the Manager agrees to keep safe, available and separate from any records not having to do with the Project.

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Such records, books and accounts shall not be destroyed and if the Manager no longer serves as manager for the Project, such records, books and accounts shall be turned over to the Owner.

6.2. Monthly Reports and Performance. During the term of this Agreement, the Manager shall deliver to the Owner by the tenth (10th) day of each month the following statements in final form, and by the fifth (5th) day of each month (or earlier should circumstances permit) certain of the following statements in preliminary form (subject to review and adjustment), and prepared on an accrual basis and in accordance with generally accepted accounting principles applied consistently from period to period:

(i) a balance sheet dated as of the last day of the preceding month;

(ii) a comparative profit and loss statement presenting the month and year-to-date results of operations as compared with the month and year-to-date budget and showing variances in dollars and percent;

(iii) supporting monthly data, including copies of the general ledger, cash receipts journal, cash disbursements journal, accounts payable listing, expenses listing, journal entries listing, a rent roll, an accounts-receivable report showing activity of the prior month and aging as of the month-end, a listing of month-end security deposits held on behalf of tenants, and a calculation of physical occupancy of the Project by tenants as of the end of the month;

(iv) calculation of Management Fee payable for the prior month;

(v) if not evident from descriptions in general ledger accounts, a schedule detailing expenditures charged to capital asset accounts including vendor, amounts and descriptions of items purchased;

(vi) a narrative analysis of the results of operations for the prior month and year-to-date including (1) an explanation of significant variances, (2) a marketing update, and (3) other issues, events and concerns;

(vii) copies of bank reconciliations and statements for each bank account;

(viii) an aged delinquency report for the current month delivered by the fifteenth (15th) of the month; and

(ix) any other reasonable statements requested by the Owner.

(b) Performance. To insure the reliability and reasonableness of all statements required by this Section 6.2, the Manager shall regularly perform the following:

(i) either pay, on or before their respective invoice due dates, all monthly charges, fees, bills, invoices, etc., normally and customarily incurred for such month in

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connection with the operation of the Project, or if any such charges, fees, bills, invoices etc. were incurred but not paid by the last day of such month, accrue such amounts;

(ii) accrue proportionally to each applicable month payable for a period greater than a month, any charges including but not limited to real estate taxes, assessments, insurance premiums, etc.; and

(iii) adjust accruals for tenant reimbursements for operating expense recoveries quarterly.

If, due to extraordinary circumstances, the Manager identifies expenditures after the last day of the month which are in fact properly chargeable to that month but which are not reflected on statements submitted pursuant to this Section, the Manager shall immediately notify the Owner of said expenditures.

6.3. Marketing Reports. Not later than the dates specified pursuant to Section 6.4, the Manager shall provide the Owner with a comprehensive marketing survey and plan for the forthcoming fiscal year (the "Marketing Plan") setting forth projected revenues, marketing expenses and marketing strategies.

The Manager shall meet with the Owner to review the Marketing Plan and upon its approval by the Owner, shall implement the Marketing Plan, which shall not thereafter be modified without the prior written consent of the Owner.

6.4. Annual Budget. Within thirty (30) days of the date of this Agreement and not later than October 1st of each year or such other date specified in a written notice from the Owner to the Manager, the Manager shall prepare and deliver to the Owner a comprehensive budget (the "Budget") prepared in accordance with the form of budget package prescribed by the Owner. Such Budget shall show in reasonable detail, forecasted revenues, operating expenses (including expenses for management operations, services and supplies, marketing and leasing) and other expenses such as renovations and repairs, reserves and special items.

The Manager shall meet with the Owner to review the material prepared pursuant to this Section 6.4 and, upon its approval by the Owner, shall implement the budget which shall not thereafter be modified without the prior written consent of the Owner.

6.5 Tenant Reconciliations. The Manager shall prepare for Owner's review and approval reconciliations of estimated escalation billings to actual annual operating expenses or increases in expenses over base year operating expenses, as individual leases may require, in order for Owner to timely bill such increases to tenants.

6.6 Additional Information. The Manager shall further provide such other information as is reasonably requested by the Owner.

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6.7 Audit. The Manager will cooperate with and give reasonable assistance to any independent public accountant retained by the Owner to examine the records, books and accounts pertaining to the Project.

SECTION 7.

EXPENSES

7.1. Expenses of the Owner. All obligations or expenses incurred hereunder pursuant to an approved Budget shall be for the account of, on behalf of, and at the expense of the Owner, except as otherwise specifically provided in this Agreement. The Owner shall reimburse the Manager for all reasonable on-site expenses included in the approved Budget including the payroll costs, customary payroll taxes and fringe benefits (including bonuses, 401K plans and administrative expenses associated therewith, and other insurance or retirement benefits consistent with the Budget), medical and health insurance, workers' compensation, vacation, severance, training costs, State and Federal employment taxes and Social Security contributions of all on-site personnel (other than executives or supervisory personnel). If any of Manager's employees perform work on matters not relating to the Project, Manager shall fairly allocate the compensation of such employees between their work at the Project and such other work. Owner shall provide Manager, without charge, a suitable storage area within the Project for Manager's equipment, tools, materials and supplies furnished or consigned to Manager by Owner or furnished to Owner by Manager. In addition, to the extent necessary, Owner shall provide, without charge, suitable office space for Manager's employees within the Project, including telephone and utility service, personal computers and software, printers, a copy machine postage administrative supplies and miscellaneous office equipment as deemed necessary. Manager shall fairly allocate the costs of such office expenses in the event the office space, equipment and supplies are located within Managers facilities.

7.2. Non-Reimbursable Expenses. The Owner shall not be obligated to reimburse the Manager for any expenses for central office equipment or central office supplies, overhead expense incurred in the Manager's offices or for any salaries or travel expenses of any executives or supervisory personnel (including regional or multi-site managers) of the Manager or for any salaries, wages and expenses allocable to any personnel for activities with regard to providing accounting services, (excluding printing of brochures approved in advance by the Owner), or for any salaries, wages and expenses for any central office personnel located at the Project site.

The Owner shall not be obligated to reimburse the Manager for wages, salaries, or other expenses for any cleaning, maintenance or other services of the Manager, except as specifically provided herein in Exhibit D and authorized in advance by the Owner.

In addition, the Owner shall not be obligated to reimburse the Manager for any computer time, equipment or other expenses used or incurred in processing the books and records of the Project or in preparing any statements or reports.

7.3. Expenditure Authorization and Reimbursement.

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(a) Approval of the Annual Budget by the Owner shall constitute an authorization for the Manager to expend funds on behalf of the Project. Except as specifically authorized below, however, and in Section 3.1 above, the Manager will obtain the Owner's prior written authorization before making expenditures relating to the Project.

(b) Without the prior written consent of the Owner, the Manager shall make all payments required pursuant to this Agreement and the Basic Documents, including payments for utilities, taxes, repairs and maintenance costs (up to $5,000 for any single piece of equipment or order of supplies), and payments required by contracts existing prior to the effective date of this Agreement or approved or authorized as provided in Section 3.1.

(c) In the case of casualty, breakdown in machinery or other similar emergency, the Manager may make payments for and may implement repairs, maintenance, equipment, or supplies in excess of amounts authorized and without following the bidding procedures otherwise required, if in the reasonable judgment of the Manager emergency action prior to written approval is necessary to protect the Project from damage or prevent a default under the Basic Documents or as landlord under leases.

The Manager shall use its best efforts to obtain prior informal clearance from authorized personnel of the Owner before taking such action. The Manager shall notify the Owner immediately by telecopier or facsimile machine if such action is taken or payment is made.

(d) Authorized payments made by the Manager in the performance of its duties and obligations under this Agreement shall be made only out of such funds as the Manager may from time to time hold for the account of the Owner or as may be provided by the Owner, except those payments otherwise provided to be made by the Manager from its own funds.

SECTION 8.

INDEMNIFICATION

8.1. Indemnification by Manager in favor of Owner. The Manager shall indemnify and hold harmless the Owner, its affiliates, directors, officers, shareholders, employees, agents, and representatives (collectively, the "Owner Indemnitees") against any loss, liability, claim or expense (including but not limited to litigation expenses, court costs and attorneys' fees) which may be made against or incurred by any Owner Indemnitee resulting from third party claims arising out of:

(a) any material failure of the Manager to perform promptly any of its obligations hereunder, provided such failure was not the direct result of action by the Owner or events beyond the reasonable control of the Manager;

(b) any acts of the Manager beyond the scope of the Manager's authority hereunder not otherwise authorized by the Owner; and

(c) any malfeasance, misfeasance, nonfeasance or negligence or willful misconduct of the Manager, its agents or employees.

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8.2. Indemnification by Owner in Favor of Manager. The Owner shall indemnify and hold harmless the Manager, its affiliates, directors, officers, shareholders, employees, agents, and representatives (collectively, the "Manager Indemnitees") against any loss, liability, claim or expense (including but not limited to litigation expenses, court costs and attorneys' fees) which may be made against or incurred by any Manager Indemnitee arising out of the operation of the Project, except with respect to matters arising in whole or in any part from any of the matters set forth in paragraph 8.1 above.

8.3. Waiver of Subrogation. Anything in this Agreement to the contrary notwithstanding, the Owner and the Manager hereby waive and release each other and their respective Owner Indemnitees and Manager Indemnitees of and from any and all right of recovery, claim, action, or cause of action against each other, their agents, officers and employees, for any loss or damage that may occur to the Project or any personal property located therein by reason of fire or the elements, or other casualty, regardless of cause or origin including negligence of the Owner or the Manager and their agents, officers and employees, to the extent the same is insured against under insurance policies carried by the Owner or the Manager The Owner and the Manager agree to obtain a waiver of subrogation from the respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, and to have the insurance policies endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers.

8.4. Survival. The provisions of this Section 8 shall survive any expiration or termination of this Agreement.

SECTION 9.

TERMS AND TERMINATION

9.1. Terms. This Agreement shall extend through December 31, 2012 and month-to-month thereafter. The term of this Agreement shall commence as of the date first set forth above, upon due execution and delivery of this Agreement by all parties.

9.2. Termination by Either Party Without Cause. Beginning on January 1, 2013, either party hereto may terminate this Agreement without cause at any time, upon at least thirty (30) days written notice, effective at the end of the notice period.

9.3. Termination for Cause. The Owner may, at all times during the term of this Agreement and any extension thereof, terminate this Agreement upon ten (10) days written notice (except as otherwise specified) in the event that:

(a) the Manager has been negligent in the management, operation, maintenance or servicing of the Project or has otherwise defaulted in the performance of its obligations hereunder and shall have failed to cure such breach to the satisfaction of the Owner after thirty (30) days prior written notice; or

(b) the Manager has caused or allowed to exist a breach of any Basic Document and, only to the extent that such breach is curable, shall have failed to cure such

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breach to the satisfaction of the Owner by the earlier of (i) any required date or (ii) after thirty (30) days prior written notice from Owner; or

(c) a receiver, liquidator or trustee of the Manager shall be appointed by court order or a petition to liquidate or reorganize the Manager under any bankruptcy, reorganization or insolvency law, and such order or petition is not vacated or dismissed within sixty (60) days or the Manager shall file a petition in bankruptcy, reorganization or insolvency laws, or if the Manager shall make an assignment for the benefit of its creditors, or if the Manager is adjudicated a bankrupt; or

(d) the present management of the Manager materially changes by reason of the acquisition or merger of the Manager by or with any other entity; or

(e) there is damage or destruction to the Project and the Owner decides not to rebuild or restore the Project or there is a taking by condemnation, or similar proceeding, of a substantial portion of the Project.

Any such termination shall be effective upon receipt of written notice of termination given by the Owner to the Manager or thereafter upon such other date as specified by the Owner in such written notice.

Notwithstanding anything to the contrary contained in Sections 9.2 or 9.3 of this Agreement, in the event that (i) Owner sells, transfers or conveys the Project and (ii) at the time of such sale this Agreement remains in full force and effect, Owner hereby agrees that it shall require the buyer to assume all of Owner's obligations under this Agreement as a condition to closing.

9.4. Manager's Obligations After Termination. Upon the expiration or termination of this Agreement, or the termination of the Manager's services hereunder, as provided above, the Manager shall:

(a) deliver to the Owner, or such other person or persons designated by the Owner, copies of all books and records of the Project and all funds in the possession of the Manager belonging to the Owner or received by the Manager pursuant to the terms of this Agreement or of any of the Basic Documents;

(b) assign, transfer or convey to such person or persons all service contracts and personal property relating to or used in the operation and maintenance of the Project, except any personal property which was paid for and is owned by the Manager;

(c) remove, at its cost and expense, all signs that it may have placed at the Project indicating that it is the manager of same and replace and restore any damage resulting therefrom; and

(d) make itself available at reasonable times and for a reasonable amount of time, not less than ninety (90) days after such expiration or termination, to consult with and advise the Owner or such other person or persons regarding the operation and maintenance of the Project.

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Upon any termination or the expiration pursuant to this Section, the obligations of the parties hereto (except those specified as surviving) shall cease as of the date specified in the notice of termination, except that the Manager shall comply with the applicable provisions of this Section and shall be entitled to receive any and all compensation which may be due the Manager hereunder through the effective date of such termination or expiration.

SECTION 10.

NO AGENCY

The Manager shall be responsible for all of its employees and the employees of any affiliate, the supervision of all persons performing services in connection with the performance of all of the Owner's obligations hereunder relating to the maintenance and operation of the project, and for determining the manner and time of performance of all acts hereunder.

The Manager represents, warrants, covenants and agrees that the Manager has complied, and during the term of hereof will comply, in all material respects with all applicable state and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws and regulations related to employment of employees of the Manager or its agents, and there are no, nor will there be any, arrears in the payment of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations other than in the ordinary course of business.

The Manager further represents and warrants that there are no employees of the Manager or of any affiliate of the Manager currently employed in the operation and/or maintenance of the Project, other than the positions shown on Exhibit D attached hereto.

Exhibit D sets forth as of the date of this Agreement a complete list and description of all fringe benefits, including hospitalization insurance, accident and health insurance, disability insurance, death insurance, 401k/profit sharing and other benefits.

Nothing herein contained shall be construed to establish the Manager as agent or employee of the Owner or any other person having any interest in the Project.

SECTION 11.

ASSIGNMENT

The Manager may not assign or otherwise transfer this Agreement or any interest therein without the prior written consent of the Owner. A transfer of fifty percent (50%) or more of any interest in the Manager (whether by stock, partnership interest or otherwise, whether voluntary or involuntary, or whether by operation of law or otherwise) will be deemed an assignment of this Agreement.

This Agreement shall be binding upon the parties hereto and shall inure to the benefit of the successors and assigns of the Owner. The Owner may assign this Agreement at any time, provided, however, that at all times such assignee shall be a person, firm or corporation controlling, controlled by or under common control with the Owner. Until the expiration or

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earlier termination of this Agreement, this Agreement shall run with the title to the Property and bind all future owners of the Property. Any party acquiring the Property shall be deemed to have assumed all of Owner's obligations hereunder. Contemporaneously with the execution hereof, Owner and Manager shall enter into a memorandum of this Agreement, in recordable form, that will put future owners of the Property on notice of this Agreement. Owner agrees not to sell, transfer or convey the Property without assigning this Agreement to the party acquiring the Property, and causing the acquiring party to assume all of Owner's obligations under this Agreement in a writing delivered to Manager.

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SECTION 12.

NO WAIVER

The failure of the Owner to seek redress for breach, or to insist upon the strict performance of any covenant, agreement, provision or condition of this Agreement shall not constitute a waiver thereof, and the Owner shall have all remedies provided herein and by applicable law with respect to any subsequent act which constitutes a breach.

SECTION 13.

NOTICES

Unless otherwise specifically provided, all notices required hereunder shall be in writing and shall be sent by expedited mail delivery service, registered or certified mail, or receipted overnight service, postage prepaid to the intended party:

OWNER:

FSP 50 South Tenth Street Corp.
c/o Franklin Street Properties Corp.
401 Edgewater Place, Suite 200
Wakefield, MA 01880-6210

MANAGER:

Ryan Companies US, Inc.

50 South 10th Street, Suite 300

Minneapolis, MN 55403

Attn. Mike McElroy

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SECTION 14.

CAPTIONS

The captions of this Agreement are inserted only for the purpose of convenient reference and do not define, limit, or prescribe the scope or intent of this Agreement or any part hereof.

SECTION 15.

APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of the state in which the Project is located.

SECTION 16.

INVALIDITY

If any provision of this Agreement is found by a tribunal of appropriate jurisdiction to be invalid or unenforceable in whole or in part, it shall not thereby invalidate this Agreement but this Agreement shall be deemed to be appropriately modified.

SECTION 17.

LIMITATION ON OWNER'S LIABILITY

Notwithstanding any other provision of this Agreement or any rights which the Manager might otherwise have at law, equity, or by statute, whether based on contract or some other claim, any liability of the Owner to the Manager shall be satisfied only from the Owner's interest in the Project and the proceeds thereof. Without limiting the generality of the foregoing, if the Owner is or becomes a partnership, the general or limited partners, employees, agents, or affiliates of the Owner shall not in any manner be personally or individually liable for the obligations of the Owner hereunder or for any claims related to this Agreement or the operation of the Project. If the Owner is or becomes a corporation, no officer, employee, agents, or affiliates of the Owner shall in any manner be personally or individually liable for the obligations of the Owner hereunder or for any claim in any way related to this Agreement or the operations of the Project.

SECTION 18.

OWNER'S REPRESENTATIVES; CONSENTS AND APPROVALS

The Owner's consents and approvals may be given only by Owner's authorized representatives from time to time designated by the Owner to the Manager in writing. The Owner may from time to time designate other representatives to approve matters, receive reports, materials, or other items, or otherwise take action on behalf of the Owner, and the Manager shall

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cooperate fully with such representatives, to the same extent as if dealing directly with Owner. Any consent or approval required of the Owner under this Agreement shall not be effective unless received from one of the Owner's authorized representatives. The Owner's initial authorized representatives shall be any one of George Carter, Barbara Corinha or Janet Notopoulos.

SECTION 19.

ENTIRE AGREEMENT

This Agreement embodies the entire understanding of the parties and there are no further agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

OWNER:

FSP 50 South Tenth Street Corp.

By: ______________________
Name: **George J. Carter**
Title: **President**

MANAGER:

Ryan Companies US, Inc.

By: ______________________
Name:
Title:

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EXHIBIT A

MANAGEMENT FEE

Pursuant to Section 4 of the Management Agreement, the Owner shall pay the Manager, as compensation for management services, an amount equal to three percent (3%) of the "Net Operating Receipts" collected in the preceding month, prorated for any partial calendar month at the beginning or end of the term hereof.

The term "Net Operating Receipts" as used herein shall mean and include all receipts derived from the operation of the Project, including, without limitation, all fees or expense reimbursements, payments from third parties for occupancy or other services, payments made in consideration of the cancellation, or the application of security deposits upon default or towards the repair of any damage to the Project, provided, however, that Net Operating Receipts shall not include:

(a) any security or other deposits unless or until applied to rent as provided above;

(b) interest or investment income of the Owner;

(c) capital contributions by the Owner;

(d) tax refunds;

(e) condemnation proceeds or awards

(f) any insurance proceeds;

(g) any refinancing, or sale or other proceeds of sale or dispositions of capital assets of the Project or any interest therein: or

(h) lease termination fees;

(i) tenant work order reimbursement and fee.

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